Exhibit 99.2

IA GLOBAL ANNOUNCES ODD LOT TENDER OFFER

San Francisco, CA March 26, 2007/PRNewswire-FirstCall/ --

IA Global Inc. (Amex: IAO) announced today that its Board of Directors had unanimously approved an odd lot tender offer to commence on April 2, 2007, after the Company’s earnings report and Form 10-K are released on or about March 30, 2007. The price to be paid to shareholders is the high closing price during each week of the offer.

CEO Derek Schneideman stated that “It would be beneficial to the Company and its stockholders for the Company to acquire shares from holders who own less than 100 shares of the Company’s common stock (“Odd-Lots”), as managing these accounts is expensive to the Company.

He received approval that the officers of the Company are authorized to purchase for the Company these Odd-Lots, from the shareholders of record on March 30, 2007.

Eligible participants, including shareowners in the United States and in foreign jurisdictions where permitted by local law, will be offered the opportunity to sell all of their IA Global shares, without incurring transaction fees.

Information about the Odd-Lot Program, including how to participate and processing fees, will be mailed directly to eligible shareowners. The offer will remain open for 30 days from the date of commencement and may be extended in 30 day increments by management.

IA Global is not recommending that any Odd-Lot holder sell his or her shares or purchase additional shares, and IA Global encourages each Odd-Lot holder to make his or her own decision as to whether to participate in this voluntary program.

The Company has arranged for Georgeson Inc. to manage the Odd-Lot Program.

About IA Global, Inc.

IA Global, Inc. (“IA Global”) operates as a holding company, executing to a narrow focused Mergers and Acquisitions strategy in the Pacific Rim region. Over time, IA Global expects to establish a broadly based network of subsidiary and majority-owned synergistic and complementary investments in the Japan, Australia, Singapore, the Philippines, India, and China markets. IA Global expects to enhance performance across all business metrics and deliver accelerating shareholder value.

IA Global owns 100% of Global Hotline. Operating exclusively in Japan, Global Hotline Inc.’s multiple call centers undertake telemarketing of telecommunications products and services, and a range of insurance products and services for several major corporations. IA Global owns 36% of Australian Secured Financial Limited which raises funds through the issuance of debentures in Australia and provides short term, secured, real property loans to businesses or investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations, projections of revenues and profitability for the significant contracts and the inability to negotiate a favorable settlement on the penalties. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.